Exhibit (h)(7)(s)

AMENDMENT TO
AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 28th day of February, 2021, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a. change the names of the following Funds:

Former Name	New Name
Effective February 28, 2021
MainStay MacKay Unconstrained Bond Fund	MainStay MacKay Strategic Bond Fund
Effective March 5, 2021
MainStay MacKay Common Stock Fund	MainStay WMC Enduring Capital Fund
MainStay MacKay Growth Fund	MainStay WMC Growth Fund
MainStay MacKay International Opportunities Fund	MainStay WMC International Research Equity Fund
MainStay MacKay Small Cap Core Fund	MainStay WMC Small Companies Fund
Effective April 26, 2021
MainStay MAP Equity Fund	MainStay WMC Value Fund

b. remove MainStay Epoch U.S. All Cap Fund and MainStay MacKay U.S. Equity Opportunities Fund, effective April 26, 2021.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial
and Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial
and Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

SCHEDULE A
Effective Date: February 28, 2021
(unless otherwise indicated)

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay International Equity Fund

MainStay MacKay Strategic Bond Fund
(formerly MainStay MacKay Unconstrained Bond Fund)
MainStay MacKay Tax Free Bond Fund

MainStay MacKay U.S. Infrastructure Bond Fund

MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund
MainStay WMC Enduring Capital Fund
Name change effective March 5, 2021
(formerly MainStay MacKay Common Stock Fund)

MainStay WMC Value Fund
Name change effective April 26, 2021
(formerly MainStay MAP Equity Fund)

MainStay VP Funds Trust

all currently available VP Portfolios

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay Conservative Allocation Fund

MainStay Conservative ETF Allocation Fund

MainStay Defensive ETF Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund
to be removed effective April 26, 2021

MainStay Epoch U.S. Equity Yield Fund

MainStay Equity Allocation Fund

MainStay Equity ETF Allocation Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay Intermediate Tax Free Bond Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Short Term Municipal Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund
to be removed effective April 26, 2021

MainStay Moderate Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund
MainStay WMC Growth Fund
Name change effective March 5, 2021
(formerly MainStay MacKay Growth Fund)
MainStay WMC International Research Equity Fund
Name change effective March 5, 2021
(formerly MainStay MacKay International Opportunities Fund)
MainStay WMC Small Companies Fund
Name change effective March 5, 2021
(formerly MainStay MacKay Small Cap Core Fund)